Exhibit 99.1

Harmonic to Sell Cable Access Business to

Aurora Networks for $46 million

Increases Share Repurchase Program by Amount of Net Proceeds

SAN JOSE, Calif. – February 19, 2013 — Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today it has reached an agreement to sell its Cable Access business to Aurora Networks, Inc. for $46 million in cash. The transaction is subject to customary closing conditions and is expected to be completed by the end of the first quarter of 2013. In addition, consistent with ongoing efforts to review its capital structure and to deliver value to all its stockholders, Harmonic’s Board of Directors has approved an increase to its current share repurchase program to include the net, after-tax cash proceeds from this transaction of approximately $35 million, contingent upon its closing.

“The sale of the Cable Access business enables us to sharpen our focus on our largest growth opportunities,” said Patrick Harshman, President and Chief Executive Officer. “Cable Access was Harmonic’s lowest margin product line, and through this transaction and the increase in our authorized share repurchase program, we will continue to drive growth in our core markets, expand our gross margin, reduce our outstanding shares, and position our business for stronger long-term earnings.”

The strategic decision to divest the Cable Access business reflects Harmonic’s commitment to the Video Production and Playout, Video Processing, and Cable Edge product areas, where it currently holds market share leadership. In contrast, Harmonic is not the market leader in the Cable Access product area, and there is limited strategic synergy between Cable Access and the Company’s other higher growth product lines. The Cable Access portfolio includes optical transmitters, amplifiers, receivers and nodes. Given Harmonic’s longstanding relationship with its customers in the Cable Access business, Harmonic is very pleased to work with Aurora Networks because of its scale, strategic focus and commitment to customer care.

Additional Financial Details

The Cable Access business generated $52.9 million of net revenue with gross margin of approximately 30% in calendar year 2012. Harmonic expects that the sale of the business will be neutral to diluted earnings per share for 2013, excluding the impact of the share repurchase program.

Results related to the Cable Access business will be recast for prior periods and reported as discontinued operations in the Company’s financial statements beginning with the first quarter ended March 29, 2013. The Company expects to recognize in discontinued operations an after-tax gain of approximately $12 million to $14 million related to the sale. The net, after-tax cash proceeds from the sale are expected to be approximately $35 million.

The expected impact on the outlook for the first quarter is as follows:

	Outlook Issued January 29, 2013	Discontinued Operations Impact	Revised Outlook
Net Revenue	$115M - $125M	$14M - $16M	$100M - $110M
Non-GAAP Gross Margin	49% - 50%	30%	51.5% - 52.5%
Non-GAAP Operating Expenses	$56M - $57M	$1.0M - $2M	$54.5M - $55.5M
Tax Rate	21% - 22%		20% - 21%

Conference Call Information

Harmonic will host a conference call to discuss its sale of the Cable Access Business at 5:00 a.m. Pacific (8:00 a.m. Eastern) on Tuesday, February 19th, 2013. A listen-only broadcast of the conference call can be accessed either from the Company’s website at www.harmonicinc.com or by calling +1 866 297 6395 or +1 847 944 7317 (passcode 34311090). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1 888 843 7419 or +1 630 652 3042 (passcode 34311090).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The company’s production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: a further expansion of our stock repurchase program and reductions in outstanding shares; the benefits of the sale of our Cable Access business; the projected close date for the sale; plans to increase focus on growth opportunities and to drive growth in our core markets, expand our gross margin by focusing on higher gross margin product areas and position our business for stronger long-term earnings by enhancing long-term leverage; reductions in operating expenses; the impact of the sale on diluted earnings per share in 2013; expectations respecting the amount of net, after tax cash proceeds from the sale and the amount of after tax gain on the sale to be recognized in discontinued operations; the impact of discontinued operations on our operating results for the first quarter of 2013; revised guidance on net revenue, non-GAAP gross margins and non-GAAP operating expenses for the first quarter of 2013; and our tax rate for the first quarter of 2013. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including as a result of recent turmoil in the global financial markets, particularly in Europe, on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in Harmonic’s markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on Harmonic’s business of natural disasters; and the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans; the risk that our stock repurchase program will not result in material purchases of our common stock; the possibility that the sale of our Cable Access business will not close or will be delayed; and potential post-closing claims for indemnification in connection with the sale of our Cable Access business. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended September 28, 2012, and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

CONTACTS:

Carolyn V. Aver	Michael Bishop
Chief Financial Officer	Investor Relations
Harmonic Inc.	+1.408.542.2760
+1.408.542.2500